Prospectus	Filed pursuant to Rule 424(b)(3) Registration No. 333-157515

MAYETOK INC.

700,000 SHARES OF COMMON STOCK
OFFERING PRICE $0.05 PER SHARE

The selling stockholders named in this prospectus are offering for resale 700,000 shares of our common stock at an offering price of $0.05 per share of common stock until our shares are quoted on the Over-the-Counter Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We will pay all expenses incurred in this offering (other than transfer taxes), and the selling stockholders will receive all of the net proceeds from this offering.

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should carefully consider the factors described under the heading “Risk Factors” beginning on page 3 before investing in our common stock.

There is currently no public market for our common stock and we have not applied for listing or quotation on any public market. We have arbitrarily determined the offering price of $0.05 per share offered hereby. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

No underwriter or other person has been engaged to facilitate the sale of shares of common stock in this offering. You should rely only on the information contained in this prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this offering, Mayetok Inc. or the shares of our common stock offered hereby that is different from the information included in this prospectus. If anyone provides you with different information, you should not rely on it.

The date of this prospectus is April 3, 2009

TABLE OF CONTENTS

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

Page

PROSPECTUS SUMMARY	1
RISK FACTORS	3
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	10
TAX CONSIDERATIONS	10
USE OF PROCEEDS	10
DETERMINATION OF THE OFFERING PRICE	10
MARKET FOR OUR COMMON STOCK	11
DIVIDEND POLICY	11
DILUTION	11
SELLING STOCKHOLDERS	12
PLAN OF DISTRIBUTION	14
DESCRIPTION OF SECURITIES	16
SHARES ELIGIBLE FOR FUTURE SALE	17
EXPERTS	18
LEGAL REPRESENTATION	18
OUR BUSINESS	19
LEGAL MATTERS	25
MANAGEMENT	25
EXECUTIVE COMPENSATION	27
COMPENSATION OF DIRECTORS	27
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	27
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	28
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION	28
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION	29
WHERE YOU CAN GET MORE INFORMATION	34
FINANCIAL STATEMENTS	F-1

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PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under “Risk Factors” beginning on page 3. All references to “we,” “us,” “our,” “Mayetok,” “Company” or similar terms used in this prospectus refer to Mayetok Inc.  Unless otherwise indicated, the term “fiscal year” refers to our fiscal year ending November 30. Unless otherwise indicated, the term “common stock” refers to shares of our common stock.

Corporate Background and Business Overview

We were incorporated in the state of Nevada on April 29, 2008. Our offices are currently located at 10900 N.E. 4th Street, Suite 2300,  Bellevue, Washington 98004. Our telephone number is (425) 698-2030.  Our website, www.mayetokinc.com, is currently under construction and the information that is or will be contained on our website does not form a part of the registration statement of which this prospectus is a part.

We are a development stage company that has not generated any revenue and has had limited operations to date. From April 29, 2008 (inception) to November 30, 2008, we have incurred accumulated net losses of $13,639. As of November 30, 2008, we had total assets of $41,576 and total liabilities of $5,215. Based on our financial history since inception, our independent auditor has expressed doubt as to our ability to continue as a going concern.

We intend to be marketers of Ukrainian vacation properties which will be for sale or rent, through a website that we are currently developing.  We intend initially to market vacation properties which are located in the city of Odessa, Ukraine’s fourth largest city, which is situated on the Black Sea.  Eventually, we plan to expand our listings database to include properties in other areas of Eastern Europe.  Our long-term objective is to establish our company as the leading online service for purchasers or renters of vacation real estate properties in Eastern Europe.

We plan to develop a network of licensed realtors and independent property assessment firms quickly to grow our market coverage.

We will primarily derive revenue from commissions earned from the sale or rental of vacation properties listed on our website. Once our website is operational and has gained a critical mass in terms of viewers and users, we intend to sell advertisement space on the website itself.

Summary Financial Information

As of November 30, 2008
Revenues	$0
Operating Expenses	$13,639
Net Loss	$(13,639)
Total Assets	$41,576
Total Liabilities	$5,215
Total Stockholders’ Equity	$36,361

Summary of the Offering

Shares of common stock being offered by the selling stockholders:	700,000 shares of our common stock.

Offering price:	$0.05 per share of common stock.

Number of shares outstanding before the offering:	2,200,000

Number of shares outstanding after the offering, if all the shares are sold:	2,200,000

Market for the common stock:
There is no public market for our common stock. After the effective date of the registration statement of which this prospectus is a part, we intend to seek a market maker to file an application on our behalf to have our common stock quoted on the Over-the-Counter Bulletin Board. In order for such applicable to be accepted, we will have to satisfy certain criteria in order for our common stock to be quoted on the Over-the-Counter Bulletin Board. We currently have no market maker that is willing to list quotations for our stock. There is no assurance that a trading market will develop, or, if developed, that it will be sustained.

Use of Proceeds:
We will not receive any proceeds from the sale of the common stock by the selling stockholders pursuant to this prospectus. The selling stockholders named herein will receive all proceeds from the sale of the shares of our common stock in this offering. Please see “Selling Stockholders” beginning on page 12.

Risk Factors:	See “Risk Factors” beginning on page 3 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Dividend Policy:	We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and other information in this prospectus before deciding to invest in our common stock. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth could be seriously harmed. As a result, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Relating to Our Business

We are uncertain of our ability to function as a going concern, indicating the possibility that we may not be able to operate in the future.

To date, we have completed only the initial stages of our business plan and we can provide no assurance that we will be able to generate a sufficient amount of revenue, if any, from our business in order to achieve profitability.  It is not possible at this time for us to predict with assurance the potential success of our business. The revenue and income potential of our proposed business and operations are unknown and unproven. If we cannot continue as a viable entity, you may lose some or all of your investment in our common stock.

As a company in the early stage of development with an unproven business strategy, our limited history of operations makes evaluation of our business and prospects difficult.

We were incorporated on April 29, 2008. Our business is in the development stage and we have not earned any revenues. Our business prospects are difficult to predict because of our limited operating history, early stage of development and unproven business strategy. Our primary business activities will be focused on the development of our website. Although management believes that our business plan will have significant profit potential, we may not attain profitable operations and our management may not succeed in realizing our business objectives.

Our business will fail if we are unable to develop our website or implement our business plan successfully.

The success of our business plan is significantly dependent on the development of our website to augment our marketing initiatives. We may not be able to develop this website successfully or in a timely manner. In addition, the success of our business plan is dependent upon the market acceptance of our website and the services offered thereby. Our business will fail if we can not successfully implement our business plan, develop our website or successfully market our product and capabilities.

We expect to suffer losses in the immediate future.

We expect to incur operating losses in the immediate future. These losses will occur because we do not yet have any revenues to offset the expenses associated with the development of our website and our business. We cannot guarantee that we will ever become successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Our sole officer and director will collectively allocate only a portion of his time to our business, which could have a negative impact on our success.

Currently, our sole officer and director allocates only a portion of his time to the operation of our business.  If our business develops faster than anticipated, or if his other commitments require him to devote more substantial amounts of time than is currently planned, there is no guarantee that he will devote the time necessary to assure our successful operations.  As a result, there is a substantial risk that we will not be successful in our endeavors.

The instability of the Ukrainian government may curtail further economic growth which will negatively impact our business.

The political environment within Ukraine is at times unstable. The instability of the government may curtail further economic growth in Ukraine, which may negatively impact real estate sales and rentals in the country and consequently our ability to earn commissions from the sale or rental of vacation properties which will be listed on our website.

The number of individuals interested in purchasing or renting vacation properties in Ukraine may be limited, which will impact our ability to achieve profitability.

Although TryUkraine.com, a Ukrainian government sponsored website, indicates that property trends in Ukraine are showing a steady increase in the purchase and rental of vacation properties, there may be a limited number of individuals who are interested in owning or renting such properties.  Ukrainian vacation rentals may never achieve the popularity of vacation rentals in other locations.  As a result, if the number of individuals interested in purchasing or renting Ukrainian vacation properties does not grow, we may never achieve profitability.

Because our sole current officer and director is not a resident of the United States, it may be difficult to recover a judgment against him.

Our sole officer and director, Vladyslav Zaychenko, resides in Ukraine. Any action brought against him in the United States, even if successful, either through default or on the merits of the claim, that results in a financial award against him, may be required to be enforced and/or collected in Ukraine, unless Mr. Zaychenco owned assets located in the United States. Further, shareholder efforts to bring an action in Ukraine against its citizens for any alleged breach of a duty in a foreign jurisdiction may be difficult, as prosecution of a claim in a foreign jurisdiction, and in particular a foreign nation, may be effectively, if not financially, unfeasible.

We may not be able to execute our business plan or stay in business without additional funding.

Our ability successfully to develop our website and eventually to generate commissions and to generate operating revenues depends on our ability to obtain the necessary financing to implement our business plan.  We may require additional financing through issuance of debt and/or equity in order to establish profitable operations. Such financing, if required, may not be forthcoming. As widely reported, the global and domestic financial markets have been extremely volatile in recent months.  If such conditions and constraints continue, we may not be able to acquire additional funds either through credit markets or through equity markets. Even if additional financing is available, it may not be available on terms we find favorable. At this time, there are no anticipated sources of additional funds in place. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

We have limited marketing experience, which increases the risk of our inability to build a successful business.

Our management has limited experience in marketing real estate. Further, we have budgeted only $8,850 toward these efforts over the next 12 months, which is a very limited amount of capital with which to launch our effort.  Given the relatively small budget and limited experience of our sole officer and director, there can be no assurance that such efforts will be successful.  Further, if our initial efforts to create a market for our website are not successful, there can be no assurance that we will be able to attract and retain qualified individuals with marketing expertise to attract users to our website. There can be no assurance that our website will gain wide acceptance in its targeted markets or that we will be able to effectively market Ukrainian vacation properties.

If our estimates related to expenditures are erroneous or inaccurate, our business will fail and you could lose your entire investment.

Our success is dependent in part upon the accuracy of our management’s estimates of expenditures for legal and accounting services, including those we expect to incur as a publicly reporting company, website development, and administrative expenses, which management estimates to aggregate approximately $50,000 over the next 12 months. If such estimates are erroneous or inaccurate, or we encounter unforeseen costs, we may not be able to carry out our business plan, which could result in the failure of our business and you could lose your entire investment.

We may not be able to generate revenues as a marketer of Ukrainian vacation properties that are for sale or rent.

We expect to generate revenues from receipt of commissions as well as through fees paid to us from potential advertisers on our website.  If we are unable to receive commissions from successful sales or rentals of Ukrainian vacation properties, or sell our advertising space, our financial condition and operations may be materially adversely affected.

The popularity of the Internet as a medium to purchase or rent vacation homes may decrease or fail to grow, which could adversely affect our financial condition and results of operations.

The use of the Internet as a medium to purchase or rent vacation homes has developed over the years. As is common for any rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. It is also difficult to predict the industry’s future growth rate, if any. If the popularity of the Internet for such activity fails to develop, develops more slowly than expected, develops and later falters, or our website does not achieve or sustain market acceptance, our results of operations and financial condition could be materially and adversely affected.

We are in a competitive market which could impact our ability to gain market share which could harm our financial performance.

The business of marketing Ukrainian vacation homes is competitive. Barriers to entry on the Internet are relatively low, but we may face competitive pressures from companies that have established business models and relationships with Ukrainian real estate professionals. There are multiple websites that offer Ukrainian vacation homes for sale and rent in popular resort cities that may impede our growth.  We also face competition from real estate brokers in the Ukraine.  If we cannot gain enough market share, our business and financial performance will be adversely affected.

We need to retain key personnel to support our product and ongoing operations.

The development of our website and the marketing of our services will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued service of our sole officer and director, Vladyslav Zaychenko, who is coordinating the creation of our website as well as developing the relationships we will rely on to implement our business plan. The loss of the services of Mr. Zaychenco could negatively impact our ability to develop our website and sell our services, which could adversely affect our financial results and impair our operations.

Risks Relating to Our Common Stock

There is currently no public market for our securities, and there can be no assurance that any public market will develop or that our common stock will be quoted for trading.

There is no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering by the selling stockholders, or, if developed, be sustained. After the effective date of the registration statement of which this prospectus is a part, we intend to identify a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the Over-the-Counter Bulletin Board. We will have to satisfy certain criteria in order for our application to be accepted.  We do not currently have a market maker that is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a public market may not materialize.

If our securities are not eligible for initial quotation, or if quoted, are not eligible for continued quotation on the Over-the-Counter Bulletin Board or a public trading market does not develop, purchasers of the shares of common stock may have difficulty selling or be unable to sell their securities should they desire to do so, rendering their shares effectively worthless and resulting in a complete loss of their investment.

Because we will be subject to “penny stock” rules once our shares are quoted on the Over-the-Counter Bulletin Board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules. If a trading market does develop for our common stock, these regulations will likely be applicable, and investors in our common stock may find it difficult to sell their shares.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold pursuant to this offering, you may not be able to resell the shares in a certain state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder’s ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of his investment.

If quoted, the price of our common stock may be volatile, which may substantially increase the risk that you may not be able to sell your shares at or above the price that you may pay for the shares.

Even if our shares are quoted for trading on the Over-the-Counter Bulletin Board following this offering and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

•	variations in quarterly operating results;

•	our announcements of significant commissions and achievement of milestones;

•	our relationships with other companies or capital commitments;

•	additions or departures of key personnel;

•	sales of common stock or termination of stock transfer restrictions;

•	changes in financial estimates by securities analysts, if any; and

•	fluctuations in stock market price and volume.

Your inability to sell your shares during a decline in the price of our stock may increase losses that you may suffer as a result of your investment.

Our insiders beneficially own a significant portion of our stock, and accordingly, may have control over stockholder matters, our business and management.

As of March 25, 2009 our sole officer and director, Vladyslav Zaychenko, beneficially owned 1,500,000 shares of our common stock in the aggregate, or approximately 68.18% of our issued and outstanding common stock. As a result, Mr. Zaychenco will have significant influence to:

•	elect or defeat the election of our directors;

•	amend or prevent amendment of our articles of incorporation or bylaws;

•	effect or prevent a merger, sale of assets or other corporate transaction; and

•	affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by our insider, new investors may not be able to effect a change in the Company’s business or management, and therefore, shareholders would be subject to decisions made by management and the majority shareholder.

In addition, sales of significant amounts of shares held by Mr. Zaychenco, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We arbitrarily determined the price of the shares of our common stock to be resold by the selling stockholders pursuant to this prospectus, and such price may not reflect the actual market price for the securities.

The initial offering price of $0.05 per share of common stock offered by the selling stockholders pursuant to this prospectus was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock in the trading market after this offering. The market price of the securities offered herein, if any, may decline below the initial public offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management’s attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

Because we do not intend to pay any dividends on our common stock, holders of our common stock must rely on stock appreciation for any return on their investment.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

Additional issuances of our securities may result in immediate dilution to existing shareholders.

We are authorized to issue up to 100,000,000 shares of common stock and 20,000,000 shares of preferred stock, of which 2,200,000 shares of common stock and 0 shares of preferred stock are currently issued and outstanding. Our Board of Directors has the authority to cause us to issue additional shares of common and preferred stock, and to determine the rights, preferences and privilege of such shares, without consent of any of our stockholders. We may issue shares in connection with financing arrangements or otherwise. Any such issuances will result in immediate dilution to our existing shareholders’ interests, which will negatively affect the value of your shares.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Forward-looking statements are often identified by words like: “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project” and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as “may,” “will,” “should,” “plans,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors beginning on page 3, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the “Management’s Discussion and Analysis of Financial Condition and Results of Operation” section beginning on page 29, and the section entitled “Our Business” beginning on page 19, as well as those discussed elsewhere in this prospectus. Other factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. federal, state and any applicable foreign tax consequences relating to their investment in our securities.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling stockholders pursuant to this prospectus. The selling stockholders named herein will receive all proceeds from the sale of the shares of our common stock in this offering. Please see “Selling Stockholders.”

We will pay all expenses (other than transfer taxes) of the selling stockholders in connection with this offering.

DETERMINATION OF THE OFFERING PRICE

There is no established public market for our shares of common stock. The offering price of $0.05 per share was determined by us arbitrarily. We believe that this price reflects the appropriate price that a potential investor would be willing to invest in our common stock at this initial stage of our development. This price bears no relationship whatsoever to our business plan, the price paid for our shares by our founder, our assets, earnings, book value or any other criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities, which is likely to fluctuate.

The selling stockholders will offer the shares of common stock for resale at $0.05 per share until our shares are quoted on the Over-the-Counter Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. See “Plan of Distribution” for additional information.

MARKET FOR OUR COMMON STOCK

Market Information

There is no established public market for our common stock.

After the effective date of the registration statement of which this prospectus forms a part, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority, Inc., or FINRA, to have our common stock quoted on the Over-the-Counter Bulletin Board. We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker that is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a liquid or viable market may not materialize. There can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

We have issued 2,200,000 shares of our common stock since our inception on April 29, 2008. There are no outstanding options or warrants or securities that are convertible into shares of common stock.

Holders

We had 36 holders of record of our common stock as of March 25, 2009.

Securities Authorized for Issuance under Equity Compensation Plans

We have not established any compensation plans under which equity securities are authorized for issuance.

DIVIDEND POLICY

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our product. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

DILUTION

The shares of common stock to be sold by the selling stockholders are shares that are currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders as a result of the offering by the selling stockholders pursuant to this prospectus.

SELLING STOCKHOLDERS

The selling stockholders named in this prospectus are offering all of the 700,000 shares of common stock offered through this prospectus. The selling stockholders acquired their securities during June 2008, through a private placement of our common stock effected pursuant to Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), thus exempting such offering from the registration requirements of the Securities Act.

The following table provides as of March 25, 2009, information regarding the beneficial ownership of our common stock held by the selling stockholders, including:

1.	The number and percentage of shares beneficially owned prior to this offering;

2.	The total number of shares to be offered hereby; and

3.	The total number and percentage of shares that will be beneficially owned upon completion of this offering.

All expenses incurred with respect to the registration of the offering by the selling stockholders of these shares of common stock (other than transfer taxes) will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling stockholders in connection with the sale of such shares.

The shares beneficially owned have been determined in accordance with rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. All information contained in the table below is based upon information provided to us by the selling stockholders and we have not independently verified this information. The selling stockholders are not making any representation that any shares covered by this prospectus will be offered for sale. The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock covered hereby.

For purposes of this table, beneficial ownership is determined in accordance with the Securities and Exchange Commission rules, and includes investment power with respect to shares and shares owned pursuant to warrants or options exercisable within 60 days, if applicable. Except as indicated below, the selling stockholders are not the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities.

We may require the selling stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

None of the selling stockholders:

(i)	has had a material relationship with us or any of our affiliates other than as a stockholder at any time within the past three years;
(ii)	served as one of our officers or directors; nor
(iii)	is a registered broker-dealer or an affiliate of a broker-dealer.

	Beneficial Ownership Prior to this Offering(1)		Number of Shares Being Offered	Beneficial Ownership After Offering
Name of Selling Stockholder	Number of Shares	Percent(2)		Number of Shares	Percent(2)

Prykhodjko, Aza Petrivna	20,000	*	20,000	0	0
Zuev, Mychailo Fedorovych (3)	20,000	*	20,000	0	0
Luchenkova, Inna Yuriyivna	20,000	*	20,000	0	0
Zuev, Fedir Ivanovych (3)	20,000	*	20,000	0	0
Shegeda, Roman Stepanovych	20,000	*	20,000	0	0
Lukash, Iryna Viktorivna	20,000	*	20,000	0	0
Say, Ruslana	20,000	*	20,000	0	0
Linyov, Leonid Vasiliovich	20,000	*	20,000	0	0
Byelova, Maryna Volodymyrivna	20,000	*	20,000	0	0
Gavrylenko, Maya	20,000	*	20,000	0	0
Pavlenko, Ljubov Ivanivna	20,000	*	20,000	0	0
Djomkina, Anna Vajylivna	20,000	*	20,000	0	0
Markova, Iuliia Valerievna	20,000	*	20,000	0	0
Kuzemko, Tetyana Anatoliivna	20,000	*	20,000	0	0
Yershov, Oleksanor	20,000	*	20,000	0	0
Zabjelin, Yuriy Petrovich (5)	20,000	*	20,000	0	0
Zabjelina, Nina Mykhajlivna (5)	20,000	*	20,000	0	0
Antypina, Valentyna Ivanivna	20,000	*	20,000	0	0
Yershova, Oksana	20,000	*	20,000	0	0
Denysenko, Svitlana Petrivna	20,000	*	20,000	0	0
Bushma, Maryna Valeriivna	20,000	*	20,000	0	0
Martynenko, Svitlana Oleksyivna	20,000	*	20,000	0	0
Chuluhidze, Yaroslav Stanislavovich (4)	20,000	*	20,000	0	0
Ganovsky, Viktor Vladyslavovych	20,000	*	20,000	0	0
Chuluhidze, David Stanislavovich (4)	20,000	*	20,000	0	0
Kozyryeva, Iryna Volodymyrivna	20,000	*	20,000	0	0
Gavrylova, Mariya Gennadiyivna (6)	20,000	*	20,000	0	0
Gavrylov, Gennadiy Ivanovich (6)	20,000	*	20,000	0	0
Cherbak, Sergiy Dmytrovych	20,000	*	20,000	0	0
Menyalo, Oleksandr	20,000	*	20,000	0	0
Gnidenko, Andriy Volodymyrovych	20,000	*	20,000	0	0
Kuznetsova, Natalya Egorivna	20,000	*	20,000	0	0
Derumarko, Olga Ivanivna (7)	20,000	*	20,000	0	0
Boyko, Nina Ivanivna	20,000	*	20,000	0	0
Derumarko, Volodumur Muxaylovuch(7)	20,000	*	20,000	0	0
TOTAL	700,000	31.82%	700,000	0	0

*	Represents less than 1%
(1)
The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that the selling stockholders will not sell shares of common stock not being offered pursuant to this prospectus or purchase additional shares of common stock, and assumes that all shares offered are sold.

(2)	Applicable percentage of ownership is based on 2,200,000 shares of common stock outstanding as of March 25, 2009.
(3)	Mr. Mychailo Fedorovych Zuev is the son of Mr. Fedir Ivanovych Zuev.
(4)	Mr. Yarsolav Chuluhidze is the cousin of Mr. David Vladyslavovych Chuluhidze.
(5)	Mr. Yuriy Petrovich Zabjelin and Ms. Nina Mykhajlivna Zabjelina are husband and wife.
(6)	Mr. Gennadiy Ivanovich Gavrylov is Ms. Mariya Gennadiyivna Gavrylova’s father.
(7)	Mr. Volodumur Muxaylovuch Derumarko and Ms. Olga Ivanivna Derumarko are husband and wife.

PLAN OF DISTRIBUTION

This prospectus relates to the registration 700,000 shares of our common stock on behalf of the selling stockholders named herein.

Each selling stockholder may sell some or all of his, her or its shares at a fixed price of $0.05 per share until our shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Sales by the selling stockholders must be made at the fixed price of $0.05 until a market develops for our common stock.

The shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers or dealers who act solely as agents. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary broker transactions, which may include long or short sales;

•	transactions involving cross or block trades on any securities or market where our common stock is trading;

•	purchases by brokers or dealers as principal and resale by such purchasers for their own accounts pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	privately negotiated transactions;

•	at the market to or through market makers or into an existing market for the shares;

•	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise);

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents; or

•	any combination of the foregoing.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any broker, dealer or agent relating to the sale or distribution of the shares. We do not anticipate that either our selling stockholders or we will engage an underwriter in the selling or distribution of our shares.

We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $15,000.

The selling stockholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock being offered by them. The selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be underwriters, they must comply with applicable laws and may among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus from time to time, as may be required by such broker or dealer, and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities permitted under the Exchange Act.

Any commissions received by broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

State Securities - Blue Sky Laws

Transfer of our common stock may be restricted under the securities regulations or laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the Blue Sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state Blue-Sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the shares of our common stock for an indefinite period of time.

Regulation M

We have informed the selling stockholders that Regulation M promulgated under the Exchange Act may be applicable to them with respect to any purchase or sale of our common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the shares or any right to purchase the shares, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the selling stockholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may effect any stabilizing transaction to facilitate any offering at the market. As the selling stockholders will be offering and selling our common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to the shares.

We also have advised the selling stockholders that they should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Regulation M may prohibit the selling stockholders from covering short sales by purchasing shares while the distribution is taking place, despite any contractual rights to do so. We have advised the selling stockholders that they should consult with their own legal counsel to ensure compliance with Regulation M.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $ 0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share.

The holders of our common stock:

•	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

•	Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	Do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•	Are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

The shares of common stock are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the common shares and they all rank at equal rate or pari passu, each with the other, as to all benefits, which might accrue to the holders of the common shares. All registered stockholders are entitled to receive a notice of any general annual meeting to be convened by our Board of Directors.

At any general meeting, subject to the restrictions on joint registered owners of common shares, on a showing of hands every stockholder who is present in person and entitled to vote has one vote, and on a poll every stockholder has one vote for each share of common stock of which he is the registered owner and may exercise such vote either in person or by proxy. To the knowledge of our management, at the date hereof, our sole officer and director is the only person to exercise control, directly or indirectly, over more than 10% of our outstanding common shares. See “Security Ownership of Certain Beneficial Owners and Management.”

We refer you to our Articles of Incorporation and Bylaws, copies of which were filed with the registration statement of which this prospectus is a part, and to the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

As of March 25, 2009, there were 2,200,000 shares of our common stock issued and outstanding.

Options, Warrants and Rights

There are no outstanding options, warrants, or similar rights to purchase any of our securities.

Preferred Stock

We are authorized to issue 20,000,000 shares of preferred stock with a par value of $0.001. As of March 25, 2009, there were no preferred shares issued and outstanding.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business.

Transfer Agent

The transfer agent and registrar for our common stock is Routh Stock Transfer, Inc., 5700 West Plano Parkway, Suite 1000, Plano, Texas 75093. Their telephone number is (972) 381-2782.  The transfer agent is responsible for all record-keeping and administrative functions in connection with our issued and outstanding common stock.

SHARES ELIGIBLE FOR FUTURE SALE

There is no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

Upon completion of this offering by the selling stockholders, based on our outstanding shares as of March 25, 2009, we will have outstanding an aggregate of 2,200,000 shares of our common stock. Of these shares, upon effectiveness of the registration statement of which this prospectus forms a part, the 700,000 shares covered hereby will be freely transferable without restriction or further registration under the Securities Act.

The remaining 1,500,000 restricted shares of common stock to be outstanding are owned by our sole  officer and director, known as our “affiliate,” and may not be resold in the public market except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 under the Securities Act or otherwise.

Rule 144

In general, under Rule 144 as currently in effect, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell the common stock held by such person, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

A person who is one of our affiliates, or has been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell his or her securities, provided that he or she sells an amount that does not exceed 1% of the number of shares of our common stock then outstanding, or 22,000 shares immediately after this offering by the selling stockholders (or, if our common stock is listed on a national securities exchange, the average weekly trading volume of the shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale), subject to the continued availability of current public information about us, compliance with certain manner of sale provisions, and the filing of a Form 144 notice of sale if the sale is for an amount in excess of 5,000 shares or for an aggregate sale price of more than $50,000 in a three-month period.

Rule 144 is not available for resales of restricted securities of shell companies or former shell companies until one year elapses from the time that such company is no longer considered a shell company.

EXPERTS

The financial statements included in this prospectus, and in the registration statement of which this prospectus is a part, have been audited by Maddox Ungar Silberstein, PLLC, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the us, nor was any such person connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

LEGAL REPRESENTATION

The validity of the issuance of the common stock offered hereby will be passed upon for us by Gersten Savage LLP, 600 Lexington Avenue, New York, New York 10022, included in the opinion letter filed as an exhibit to the registration statement of which this prospectus forms a part.

OUR BUSINESS

OVERVIEW

We intend to be engaged in the business of marketing Ukrainian vacation properties which are for sale or for rent through a website that is currently in development stage.  We intend to initially market vacation properties which are located in the city of Odessa, Ukraine’s fourth largest city, which is situated on the Black Sea.  Thereafter, we intend to include property listings in Yalta and the surrounding regions.

The Ukraine has experienced a revival since the 1990’s with its real gross domestic product growing an average of 7.4% from 2000 to 2006, according to an article published by the Organisation for Economic Co-operation and Development

Although the Ukraine still faces certain challenges to sustaining its growth, management believes that the Ukrainian economy will continue to grow, and as it does so, more domestic and foreign individuals will be interested in purchasing and renting vacation properties in the country, especially along the Black Sea.   The Ukraine has approximately 1,725 miles of warm water coastline along the Black Sea in the country’s southern region which is being developed as a destination of choice for vacation homes and rentals.

According to TryUkraine.com, a Ukrainian government sponsored website, the property trends have been showing a steady increase in the purchase and rental of vacation and recreational properties. Additionally, property appreciation in the Ukraine began in the early 1990s and has been most pronounced in Kiev, Odessa, Lviv, and Dnepropetrovsk. In the late 1990s property values began rising in the Carpathian region and in other desirable vacation areas around the country. Market conditions in the Ukraine are still quite strong since the growth has only been quite recent. We believe that this will serve as an incentive to property ownership.

Property values in the Ukraine have continued to grow, and real estate analysts generally agree that the fundamental causes of the growth in real estate prices in Ukrainian cities will continue to raise prices for several more years.  The main causes of the growth in real estate prices are increased development and tourism from within and outside the Ukraine.

Management believes that a website that has a sharp focus on vacation properties in the southern region of the Ukraine will fill a void that currently exists in the vacation real estate market, and that the website will be well-received by Ukrainian nationals and foreign individuals alike.

REAL ESTATE NETWORK

For the past several years our President has been actively involved in building a network of real estate contacts throughout the country and the surrounding region. The contacts that our President has developed through his work at the Ukrainian law firm of Proc-K, where he has served as the Chief of the Real Estate Department, will form the foundation for developing a network of real estate agents which will list properties on our website.

VACATION PROPERTIES LISTINGS ON OUR WEBSITE

Our website, which is currently in the developmental stage, will feature a rolling inventory of vacation properties for purchase and for rental. Each listing will offer photographs, background details about the property including the size of the lot on which the building(s) is situated, room by room dimensions, special features such as proximity to the waterfront, beaches, nearest town and other local points of interest.  Further, we intend to offer special announcements, updates on regulatory developments, and breaking news items relating to the real estate market inside the Ukraine and throughout the region, with the hopes of boosting the number of return visits to our website.

Each listing will include the local contact information so that the prospective buyer or renter can arrange to view the property if he or she chooses to do so. The details of the property listing, along with the asking price, will be submitted to our site by the listing real estate agent.  Our website will include an online portal through which real estate agents will be able to submit property listings (as further described below).  Real estate listings on our website will be free of charge.   We will, however, charge a five percent (5%) commission on any sales or rentals derived from our website which we believe is the standard rate in the industry.

WEBSITE DEVELOPMENT

We intend to begin developing our website during the second quarter of 2009.  We will outsource the development of our website to a contractor located outside of the Ukraine and the United States in order to minimize costs.

Choosing a Website Development Contractor

Developing the website will be outsourced to a contractor located outside of the Ukraine and the United States in order to minimize costs. We will send a request for quotations to several potential firms based on the market research and personal contacts of our President.  We plan to begin immediately interviewing one or more website development companies. Our final choice will be based on the combination of competitive price, experience, ability to meet deadlines and remain within budget. We have already identified several contractors qualified to perform this job. We expect the selection process to take approximately one month.

Specifications and high-level design

We expect that we will complete specifications for the website and finish high-level design approximately two months after the selection of a website development contractor. This will include the specifications for the various modules to be developed. Specifications and high level design will be an interactive process between our management and the website development contractor.

Selection of a web hosting company

We intend to evaluate several web hosting companies to host our website. We will select a company that can provide technical services and programming language support. The web hosting company will be required to be able to fulfill our other technical requirements including:

o	be located in a reputable data center;
o	provide daily file back ups;
o	have an emergency recovery plan in place; and
o	have system upgrade capabilities without downtime.

Design of Web Interfaces

We intend to hire a web interface designer to work with our President and the website development contractor. This person will focus on the visual design elements of the web pages and how to optimize navigation choices for our website visitors.

Database Development

Development of our property listings database will begin immediately after the completion of the Specifications and high-level design phase of the work. Database development is expected to be a process that takes one month to complete.

Real Estate Community (Real Estate Agents) Portal Development

Our website will feature a portal designed for real estate agents and property assessment firms. The portal will include a registration page which will allow us to collect pertinent contact information.  To join our network of real estate agents and property assessment firms, a prospective agent or firm will have to complete an online registration form. Our President will then evaluate the form, reject accept or request more information from the applicant. The process may include phone and personal interviews to ensure that the prospective real estate agent or property assessment firm will be vetted thoroughly.

Each real estate agent or property assessment firm that wishes to become a member of our network and have access to the information within our website on property listings and sales statistics will have to first sign a referral agreement (which will be available in hard copy and online from our website) that indicates that they agree to pay us a five percent (5%) commission on the proceeds of their sales or rental commissions derived from properties listed on our website.

Once the real estate agent or property assessment firm completes the registration process, they will have access to online tools which will allow them to:

o	add, modify or delete listings;
o	view prospective customer comments and questions;
o	send communications to registered users, other agents and the administrator;
o	view online reservations of their rental property;
o	generate status report on the different properties such as number of views, availability of rental property; and
o	modify personal attributes such as contact info and password.

Administrative Portal Development

The Administrative Portal will be for use by our internal personnel. The Administrative Portal will enable us to monitor the daily, weekly and monthly activity levels of our members and guests, communicate with them electronically and manage the marketing efforts of direct e-mail campaigns (through which we will disseminate information about our company and website).

This portal will cover a wide range of administrative functions, including:

o	approve or suspend agents or firms;
o	suspend or delete specific property listing;
o	send communication to agents;
o	view messages from agents;
o	customized reports such as agent’s rating by customers, number of views, top; and bottom agent and property performers

Feature Listing

We also intend to promote a premium listing service which we will designate as the “Featured Listing.” The Featured Listing will be visible in a prominent location on the home page of our website for a one week timeframe and will include in-depth profile, multiple photographs of the property and related contact information of the listing agent. Immediately after the launch of our website we will offer the Featured Listing service as a free service to real estate agents, so that we may determine the response from prospective buyers, renters and the real estate agents themselves. If the Featured Listing proves to be a popular service we may begin to charge a nominal fee for these listings.

Casual Visitors Portal

On the home page of our website we intend to offer the casual visitor an extensive group of connected web pages that will both inform about the real-estate market in the Ukraine and will seek to peak the visitor’s curiosity about the opportunities to own or rent vacation properties in the Ukraine.

We intend to use the “Feature Listings” (which will change on a weekly basis) as a way to peak the casual visitor’s interest in our website. Further, website visitors will be able to browse the website and search for properties according a wide variety of common property identifiers, including searches by price range, geographic region, number of bedrooms, proximity to points of interest, transportation options to and from the property, and related details.

Website visitors who desire to save the information that they review on our website will be able to register as “guests.” To register as a guest, a website visitor will fill in basic information about themselves such as full name, email address, areas of interest and choose a password. Once they have completed the registration process, an account will be created for them with a private user folder where they may save the file of properties that they are interested in by selecting the property and saving it. The guest area privileges will enable the casual visitor to pick up from where they left off on their previous visit and expand their search.

Development work on this portal will include crossover work by the website design interface person and the website development contractor. Together they will develop the web pages that will attract the casual website visitors who are interested in buying or renting vacation properties.

Collection of Fees

We intend to use the PayPal online payments system for collections of fees. PayPal.com is an online service which is easy-to-use and has technology that protects against fraudulent activities. There are no up-front costs to set up an account, costs are directly tied to the number of transactions per month.

TIMELINE FOR DEPLOYMENT

We intend to deploy a beta version of our website during the third quarter of 2009 and have a operational version of the website available by end of 2009.

We intend to commence tests of the various portals, website interfaces, registration process as well as the administrative functions of the website during the third quarter of 2009.

COMPETITION AND COMPETITIVE STRATEGY

There is no direct competition for the business that we are proposing. The Ukraine has only a handful of real estate companies that use the internet as a sales and marketing tool. None of these companies use solely the Internet to promote vacation properties in the Black Sea or Crimea region.

Online activity

The current level of online activity for real estate in the Ukraine is limited to just a few websites. Several of these websites offer property listings for various cities and regions including the following sites:

1.	http://www.property.com.ua/ - This website offers residential and commercial properties for sale along with rental properties in Lviv and West Ukraine.

2.
http://www.ukrainerealestate.net - A website developed to cater to the interests of foreign investors looking to acquire residential or commercial property in the Ukraine, however its property listings are currently limited to the Odessa region.

3.	http://realestate.classifieds1000.com/Ukraine and http://www.odessaapts.com are examples of current websites promoting the buying, selling and rentals of real estate properties in the Ukraine.

Based on our review of the above websites, among others, and the market conditions, we feel that our business model has not been replicated and management believes that we will be able to offer a service which is unique.

MARKETING & SALES STRATEGY

Marketing

Our marketing strategy will use a multi-facet approach that centers on developing a strong network of personal contacts in the real estate sector. The contacts that our President has developed through his work at the Ukrainian law firm of Proc-K, where he has served as the Chief of the Real Estate Department, will form the foundation for developing a network of real estate agents which will list properties on our website.

We will also publish the Quarterly Report of Market Activity that will highlight trends and market activity in the vacation property sector. The  quarterly report will be distributed electronically by email to real estate agents across the Ukraine and internationally. The latest issue of our quarterly report will be available on the front page of our website. An archive of previous issues will also be available on the website. Management believes that the distribution of the quarterly report will help to build brand name recognition and deepen our network of contacts in the Ukrainian real estate community.

Another marketing initiative we intend to undertake is to use the Google Adwords program (https://adwords.google.com/).  This technique leverages on the popularity of the world’s number one ranked Internet search engine and the use of keywords to drive traffic to a website. The entry cost to start the Google Adwords program is limited to the man-hours involved in choosing the keywords we will to use to promote our site, setting a maximum dollar amount per day of advertising and selecting the geographic regions where the ads will appear. Our keyword marketing campaign will use words like “vacation property,” “Ukraine,” “seaside,” “resort property,” “Black Sea,” “Crimea,” among others. The Google Adwords program is very flexible and the selection of the keywords, the daily, weekly and monthly expenditures can be adjusted at the discretion of the user in a simple and efficient manner.

We also intend to work with the website development contractor to come up with a series of “meta-tags” for each page of the website. Meta-tags are keywords that are added to a web page to make it easier to find using search engines, web browser software, and other applications.  Management believes that using this form of online advertising will help us to gain market exposure, attract Internet users to visit our website and permit us to closely monitor our costs in the process.

Other advertising efforts will include personal appearances at industry trade shows, submitting articles to industry publications, promotional spots on Ukrainian radio stations and related publicity efforts. We feel that these marketing efforts will be an effective way to build brand name recognition and attract attention from real estate agents and prospective buyers and sellers of vacation properties.

Sales and Revenues

We will primarily derive revenue from commissions earned from the sale or rental of vacation properties listed on our website. Once our website is operational and has gained popularity, we intend to sell advertisement space on the website itself.

We will charge a five percent (5%) commission on any sales or rentals derived from our website.

SOURCES AND AVAILABILITY OF PRODUCTS AND SUPPLIES

We believe there are no constraints on the sources or availability of products and supplies related to our development of our website and internet based business.

PATENTS, TRADEMARKS, LICENSES, FRANCHISE RESTRICTIONS AND CONTRACTUAL OBLIGATIONS & CONCESSIONS

We intend to protect our website with copyright and trade secrecy laws. Beyond our trade name, we do not hold any other intellectual property.

EFFECT OF EXISTING OR PROBABLE GOVERNMENT REGULATION

We do not believe that government regulation will have a material impact on the way we conduct our business, however, government regulation may impact the Ukrainian real estate market in general which will impact our ability to generate revenues.

RESEARCH AND DEVELOPMENT ACTIVITIES AND COSTS

We have not incurred any research and development costs to date. We have plans to undertake certain research and development activities during the first year of operations related to the development of our website.

EMPLOYEES

We have commenced only limited operations, and therefore currently have no employees other than our executive officer, who spends approximately 15 hours a week on our business. We will consider retaining full-time management and administrative support personnel as our business and operations increase.

DESCRIPTION OF PROPERTY

We do not own interests in any real property. We currently rent office space at a business center located at 10900 N.E. 4th Street, Bellevue, Washington  98004. We believe this space is sufficient for our purposes and will be sufficient for the foreseeable future.

REPORTS TO STOCKHOLDERS

We are not currently a reporting company, but upon effectiveness of the registration statement of which this prospectus forms a part, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended. These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may obtain copies of these reports from the SEC’s Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. or on the SEC’s website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We will also make these reports available on our website once our website is completed and launched.

LEGAL MATTERS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest. Our address for service of process in Nevada is Business Filings Incorporated, 6100 Neil Road, Suite 500, Reno, Nevada 89511.

MANAGEMENT

The name, age and position of each of our directors and executive officers are as follows:

Name	Age	Position
Mr. Vladyslav Zaychenko	39	President and Director

Mr. Vladyslav Zaychenko

Mr. Zaychenko has served as our President and Director since our inception on April 29, 2008.  Since 2006, Mr. Zaychenko has served as the Chief of the Real Estate Department for the law firm of Proc-K in Kiev where he has worked since 2006. From 2004 to 2006, Mr. Zaychenko served as a paralegal for Anatoli Semah Law Firm in the Ukraine. From 2000 to 2004, Mr. Zaychenko served as Director of the International Chernobyl Eleemosynary Fund “Hope of Life,” which is a fund that helps relocate the victims of the Chernobyl tragedy.  A graduate of the Department of International Economic Relations at the Kiev State University in 1989, Mr. Zaychenko continued his education and by 1991 had completed his studies at the Kiev Pedagogical University, Faculty of Ukrainian Language and Literature.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of at least one member, and that our shareholders shall determine the number of directors from time to time. Each director serves for a term that expires until the next annual meeting of shareholders and until his successor shall have been elected and qualified, or until his earlier resignation, removal from office, or death.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee “financial expert.” As such, our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of directors.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our sole director, who is also our sole executive officer. Thus, there is an inherent conflict of interest.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” Our determination of independence of directors is made using the definition of “independent director” contained in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market (“NASDAQ”), even though such definitions do not currently apply to us because we are not listed on NASDAQ. We have determined that our sole director does not currently meet the definition of “independent” as within the meaning of such rules as a result of his current position as our executive officer.

Significant Employees

We have no significant employees other than the sole executive officer described above.

Involvement in Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last five years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Stockholder Communications with the Board

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the Board of Directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION

We have not paid since our inception, nor do we owe, any compensation to our sole officer and director, Vladyslav Zaychenko. We have not entered into any arrangements or employment agreements with Mr. Zaychenco pursuant to which he will be compensated now, or in the future for any services provided to us as an executive officer, and we do not anticipate entering into any such arrangements or agreements with him in the foreseeable future.

Outstanding Equity Awards at 2008 Fiscal Year-End

We do not currently have a stock option plan nor any long-term incentive plans that provide compensation intended to serve as an incentive for performance. No individual grants of stock options or other equity incentive awards have been made to our sole executive officer and director since our inception; accordingly, none were outstanding at November 30, 2008.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are currently no employments or other contracts or arrangements with our executive officer. There are no compensation plans or arrangements, including payments to be made by us, with respect to our sole officer or director that would result from the resignation, retirement or any other termination of such person from us. There are no arrangements for our sole director or officer that would result from a change-in-control.

COMPENSATION OF DIRECTORS

We have not compensated our sole director for his service on our Board of Directors since our inception. There are no arrangements pursuant to which directors will be compensated in the future for any services provided as a director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 29, 2008, we issued 1,500,000 shares of our common stock to our sole director and officer, Vladyslav Zaychenko, for a purchase price of $0.01 per share, or aggregate proceeds of $15,000. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

We have not entered into any other transaction, nor are there any proposed transactions, in which our sole director and executive officer, or any significant stockholder, or any member of the immediate family of any of the foregoing, had or is to have a direct or indirect material interest.

Our sole officer and director may be considered a promoter of the Company due to his participation in and management of the business since our incorporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of March 25, 2009 for our sole officer and director.  There is no other person or group of affiliated persons, known by us to beneficially own more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws, and the address for each person listed in the table is c/o Mayetok Inc., 10900 N.E. 4th Street, Suite 2300, Bellevue, Washington 98004.

The percentage ownership information shown in the table below is calculated based on 2,200,000 shares of our common stock issued and outstanding as of March 25, 2009. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Common Stock	Mr. Vladyslav Zaychenko, President and Director	1,500,000	68.18%
	All officers and directors as a group (1 person)	1,500,000	68.18%

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our Company.

We do not have any issued and outstanding securities that are convertible into common stock. Other than the shares covered by the registration statement of which this prospectus is a part, we have not registered any shares for sale by stockholders under the Securities Act. None of our stockholders are entitled to registration rights.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the Securities and Exchange Commission’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion of our financial condition and results of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements and information relating to our business that reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties, including the risks in the section entitled Risk Factors beginning on page 3, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

Overview

We were incorporated in the state of Nevada on April 29, 2008. Our offices are currently located at 10900 N.E. 4th Street, Suite 2300, Bellevue, Washington 98004. Our telephone number is (425) 698-2030.  Our website, www.mayetokinc.com, is currently under construction and the information that is or will be contained on our website does not form a part of the registration statement of which this prospectus is a part.

We intend to be marketers of Ukrainian vacation properties which will be for sale or rent, through a website that we are currently developing.  We intend initially to market vacation properties which are located in the city of Odessa, Ukraine’s fourth largest city, which is situated on the Black Sea.  Eventually, we plan to expand our listings database to include properties in other areas of Eastern Europe.  Our long-term objective is to establish our company as the leading online service for purchasers or renters of vacation real estate properties in Eastern Europe.

We plan to develop a network of licensed realtors and independent property assessment firms quickly to grow our market coverage.

We will primarily derive revenue from commissions earned from the sale or rental of vacation properties listed on our website. Once our website is operational and has gained a critical mass in terms of viewers and users, we intend to sell advertisement space on the website itself.

Revenues and Results of Operations

We have not generated any revenues since our inception on April 29, 2008.  During the period from inception to November 30, 2008, our operating expenses were primarily comprised of accounting and legal fees of $9,430. We currently anticipate that our legal and accounting fees will increase over the next 12 months as a result of becoming a reporting company with the SEC, and will be approximately $14,000.

Plan of Operations

We believe that our current funding will allow us to complete development of our website, implement our marketing plan and remain in business for 12 months. If we are unable to generate revenues within 12 months of the effectiveness of the registration statement of which this prospectus forms a part for any reason, or if we are unable to make a reasonable profit within 12 months of the effectiveness of the registration statement, we may have to suspend or cease operations. At the present time, we have not made any arrangements to raise additional funding. If we need additional funds, we may seek to obtain additional funds through additional private placement(s) of equity or debt. We have no other financing plans at this time.

Our current business objectives are:

•	to complete development of our website;

•	to create interest in our website; and

•	to establish our company as the leading online service for purchasers or renters of vacation real estate properties in Eastern Europe.

Our goals over the next 12 months are to:

•	complete development of our website and launch it publicly by end of 2009;

•	drive traffic to our website through marketing efforts utilizing Google AdWords and other techniques; and

•	generate revenue during 2010.

Since our inception we have not made any significant purchases or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations.  We have not spent any money on development of our website since our inception, as our website has been developed by our executive officers at no cost to us.

Expenditures

The following chart provides an overview of our budgeted expenditures by significant area of activity over the next 12 months.  These amounts are estimates and are currently unfunded.

	Quarter One	Quarter Two	Quarter Three	Quarter Four	Total 12 months
Legal/Accounting[1]	$5,000	$2,000	$2,000	$5,000	$14,000
Transfer Agent	$2,500	-	-	-	$2,500
Corporate Material		$1,500	-	-	$1,500
Marketing		$1,350	$2,500	$5,000	$8,850
Website Development	$3,500	$3,000	$3,000	$3,000	$12,500
Web Hosting	$300	$300	$300	$300	$1,200
Telephone	$250	$300	$500	$650	$1,700
Customer Support Staff	-	-	-	$1,750	$1,750
Office Rental	$600	$600	$600	$600	$2,400
Office Supplies	$300	$300	$500	$500	$1,600
Miscellaneous Administration	$500	$500	$500	$500	$2,000
Total Expenses	$10,950	$11,350	$10,900	$16,800	$50,000

1 Does not include expenses related to the preparation and filing of this prospectus and related registration statement.

Purchase or Sale of Equipment

We have not purchased or sold, and we do not expect to purchase or sell, any plants or significant equipment over the twelve months.

Liquidity and Capital Resources

We are a development stage company with no operating history. We have not generated any revenues. Accordingly, there is no operating history by which to evaluate the likelihood of our success or our ability to exist as a going concern. We may not be able to generate sufficient revenues to become profitable. In addition, we may never secure the funding necessary to begin our operations. We have no agreements, commitments or understandings to secure this funding. If we do complete the construction of our biodiesel production facility, we may not be able to generate sufficient revenues to become profitable. We anticipate our company will experience substantial growth involving the construction and start-up of operations of the plant and the hiring of employees. This period of growth and the start-up of the plant are likely to be a significant challenge to us.

Going Concern Consideration

The report of our independent registered accounting firm expresses concern about our ability to continue as a going concern based on the absence of significant revenues, recurring losses from operations, and our need for additional financing in order to fund our projected loss in 2009.  Please see our footnote 7 to our financial statements for additional information.

Recently Issued Accounting Pronouncements

Below is a listing of recently issued accounting standards. The adoption of these and other new statements is not expected to have a material effect on the Company’s current financial position, results or operations, or cash flows.

Statement No. 150 - Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (Issued 5/03)

This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

Statement No. 151- Inventory Costs-an amendment of ARB No. 43, Chapter 4 (Issued 11/04)

This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage).  Paragraph 5 of ARB 43, Chapter 4, previously stated that “…under some circumstances, items such as idle facility expense, excessive spoilage, double freight and re-handling costs may be so abnormal ass to require treatment as current period charges….”  This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.”  In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.

Statement No. 152 - Accounting for Real Estate Time-Sharing Transactions (an amendment of FASB Statements No. 66 and 67)

This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions.

This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, states that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions.  The accounting for those operations and costs is subject to the guidance in SOP 04-2.

Statement No. 153- Exchanges of Non-monetary Assets (an amendment of APB Opinion No. 29)

The guidance in APB Opinion No. 29, Accounting for Non-monetary Transactions, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged.  The guidance in that Opinion, however, includes certain exceptions to the principle.  This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assts and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance.  A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.

Statement No. 154 – Accounting Changes and Error Corrections (a replacement of APB Opinion No. 20 and FASB statement No. 3)

This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

SFAS No. 155 Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140

This statement amends FASB Statements No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.  This statement resolves issues addressed in Statement 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.  This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006.

SFAS No. 156 Accounting for Servicing of Financial Assets-an amendment of FASB Statement No. 140

This statement amends FASB Statement No. 140 with respect to the accounting for separately recognized servicing liabilities.  An entity should adopt this statement as of the beginning of its first fiscal year that begins after September 15, 2006.

SFAS No. 157 Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. This statement is effective for the Company beginning May 1, 2008.

SFAS No. 158 Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans-an amendment of FASB Statements No. 87, 88, 106, and 132(R))

This statement improves the financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liabilities in its statement of financial positions and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity.  This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions.

SFAS No. 159 The Fair Value Option for Financial Assets and Financial Liabilities-Including an amendment of FASB Statement No. 115

This statement permits entities to choose to measure many financial instruments and certain items at fair value.  The objective is to improve the financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  This statement is expected to expand the use of fair value measurement objectives for accounting for financial instruments.  This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.

SFAS No. 160 Non-controlling Interest in Consolidated Financial Statements-an amendment of ARB No. 51

This statement amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary.    It also changes the way the consolidated income statement is presented for non-controlling interest. This statement improves comparability by eliminating diversity of methods.  This statement also requires expanded disclosure.

SFAS No. 161

This statement is intended to enhance the disclosure requirements for derivative instruments and hedging activities as required by SFAS 133.

SFAS No. 162

This statement indentifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements for entities that are presented in conformity with generally accepted accounting principles in the United States, (the GAAP hierarchy).

FIN No. 48

In June 2006, the FASB issued Interpretation No. 48 (“FIN No. 48”), Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. The Interpretation provides a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Under FIN No. 48, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. FIN No. 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN No. 48 is effective for the Company beginning July 1, 2007.

In June 2006, the FASB ratified the Emerging Issues Task Force (“EITF”) consensus on EITF Issue No. 06-2, “Accounting for Sabbatical Leave and Other Similar Benefits Pursuant to FASB Statement No. 43.” EITF Issue No. 06-2 requires companies to accrue the costs of compensated absences under a sabbatical or similar benefit arrangement over the requisite service period. EITF Issue No. 06-2 is effective for us beginning July 1, 2007. The cumulative effect of the application of this consensus on prior period results should be recognized through a cumulative-effect adjustment to retained earnings as of the beginning of the year of adoption. Elective retrospective application is also permitted.

Staff Accounting Bulletin (“SAB”) No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Current Year Misstatements. SAB No. 108 requires companies to quantify misstatements using both a balance sheet (iron curtain) and an income statement (rollover) approach to evaluate whether either approach results in an error that is material in light of relevant quantitative and qualitative factors, and provides for a one-time cumulative effect transition adjustment. SAB No. 108.

The FASB has replaced SFAS No. 141 with a new statement on Business Combinations that changes the way that minority interest is recorded and modified as a parent’s interest in a subsidiary changes.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

WHERE YOU CAN GET MORE INFORMATION

In accordance with the Securities Act of 1933, we are filing with the SEC a registration statement on Form S-1, of which this prospectus is a part, covering the securities being offering by the selling stockholders. As permitted by rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the registration statement. For further information regarding both our Company and our common stock, we refer you to the registration statement, including all exhibits and schedules, which you may inspect without charge at the public reference facilities of the SEC’s Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10am and 3pm, and on the SEC Internet site at www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330.

FINANCIAL STATEMENTS

MAYETOK, INC.
(A Development Stage Company)
Index to Financial Statements
  November 30, 2008

Report of Independent Registered Accounting Firm	F–2

Balance Sheet as of November 30, 2008	F–3

Statement of Operations for the Period from April 29, 2008 (Inception) To November 30, 2008	F–4

Statement of Stockholders’ Equity As of November 30, 2008	F–5

Statement of Cash Flows for the Period from April 29, 2008 (Inception) to November 30, 2008	F–6

Notes to Financial Statements	F–7

Maddox Ungar Silberstein, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.maddoxungar.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Mayetok Inc.
Bellevue, Washington

We have audited the accompanying balance sheet of Mayetok Inc. (the “Company”) as of November 30, 2008, and the related statement of operations, stockholders' equity, and cash flows for the period from April 29, 2008 (Date of Inception) through November 30, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mayetok Inc. as of November 30, 2008, and the results of its operations and its cash flows for the period from April 29, 2008 (Date of Inception) through November 30, 2008 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 7 to the financial statements, the Company's absence of significant revenues, recurring losses from operations, and its need for additional financing in order to fund its projected loss in 2009 raise substantial doubt about its ability to continue as a going concern. The 2008 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Maddox Ungar Silberstein, PLLC

Maddox Ungar Silberstein, PLLC
Bingham Farms, Michigan
February 9, 2009

MAYETOK INC.
(A Development Stage Company)
BALANCE SHEET
AS OF NOVEMBER 30, 2008

ASSETS

Current assets
Cash and cash equivalents	$41,576

Total assets	$41,576

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities
Current liabilities
Accrued expenses	$5,115
Due to stockholder	100
Total liabilities	5,215

Stockholders’ equity
Authorized: 100,000,000 Common shares with a par value of $0.001 per share; 20,000,000 Preferred shares with a par value of $0.001 per share
Issued and outstanding - 2,200,000 Common Shares (Note 4)	2,200
Additional paid-in capital	47,800
Deficit accumulated during the development stage	(13,639)
Total stockholders’ equity	36,361

Total liabilities and stockholders' equity	$41,576

The accompanying notes are an integral part of these financial statements.

MAYETOK INC.
 (A Development Stage Company)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM APRIL 29, 2008 (INCEPTION) TO NOVEMBER 30, 2008

REVENUE	$-

OPERATING EXPENSES
Accounting and legal	9,430
Miscellaneous fees	322
Incorporation costs	3,887

Loss before income taxes	(13,639)

Provision for income taxes	-

Net loss	$(13,639)

Basic and Diluted loss per share (1)	(1)

Weighted Average Number of Common Shares Outstanding	2,200,000

(1) less than $0.01

The accompanying notes are an integral part of these financial statements.

MAYETOK INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
AS OF NOVEMBER 30, 2008

	Common Stock		Additional	Deficit Accumulated During the Development	Total Stockholders’
	Shares	Amount	Paid in Capital	Stage	Equity

Inception, April 29, 2008	-	$-	$-	$-	$-

Shares issued to founder on April 29, 2008 @ $0.01 per share	1,500,000	1,500	13,500	-	15,000

Private placement on June 30, 2008 @ $0.05 per share	700,000	700	34,300	-	35,000

Net loss for the period	-	-	-	(13,639)	(13,639)

Balance, November 30, 2008	2,200,000	$2,200	$47,800	$(13,639)	$36,361

The accompanying notes are an integral part of these financial statements.

MAYETOK INC.
 (A Development Stage Company)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM APRIL 29, 2008 (INCEPTION) TO NOVEMBER 30, 2008

CASH FLOWS USED IN OPERATING ACTIVITIES
Net loss for the period	$(13,639)
Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Increase in accrued expenses	5,115
Increase in due to stockholder	100

Net cash used in operating activities	(8,424)

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	50,000

Net cash provided by financing activities	50,000

Change in cash during the period	41,576
Cash, beginning of the period	-

Cash, end of the period	$41,576

Supplemental disclosure with respect to cash flows:
Cash paid for income taxes	$-
Cash paid for interest	$-

The accompanying notes are an integral part of these financial statements.

MAYETOK INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2008

Note 1 – Nature of Operations

Mayetok Inc. (the “Company”), incorporated in the state of Nevada on April 29, 2008, intends to be marketers of Ukrainian vacation properties which will be for sale and for rent to visitors and investors from around the world, through a website that the Company is currently developing.  The Company intends initially to market vacation properties located in the city of Odessa, Ukraine’s fourth largest city, which is situated on the Black Sea, and eventually, to expand its listings database to include properties in other areas of Eastern Europe. The Company’s long-term objective is to establish itself as the leading online service for purchasers or renters of vacation real estate properties in Eastern Europe.
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The Company has limited operations at November 30, 2008, and in accordance with SFAS#7 is considered to be in the development stage.

Note 2 – Significant Accounting Policies

Accounting Basis
These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Financial Instrument
The Company's financial instruments consist of cash, accrued expenses, and an amount due to a stockholder.

The amount due to stockholder is non interest-bearing.  It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from its other financial instruments and that their fair values approximate their carrying values except where separately disclosed.  See Note 3 below.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles of the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. The more significant areas requiring the use of estimates include asset impairment, stock-based compensation, and future income tax amounts. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

Loss Per Share
Net income (loss) per common share is computed based on the weighted average number of common shares outstanding and common stock equivalents, if not anti-dilutive.  The Company has not issued any potentially dilutive common shares.

Basic loss per share is calculated using the weighted average number of common shares outstanding and the treasury stock method is used to calculate diluted earnings per share. For the years presented, this calculation proved to be anti-dilutive.

MAYETOK INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2008

Dividends
The Company has not adopted any policy regarding payment of dividends.  No dividends have been paid during the period shown.

Income Taxes
The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.  No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of the Company to utilize the loss carry-forward.

Note 3 – Due to Stockholder

The amount owing to stockholder is unsecured, non-interest bearing and has no specific terms of repayment.

Note 4 – Stockholders’ Equity

Common Shares - Authorized

The Company has 100,000,000 shares of common stock authorized at a par value of $0.001 per share.

The Company has 20,000,000 shares of preferred stock authorized at a par value of $0.001 per share.

Common Shares – Issued and Outstanding

During the fiscal year ended November 30, 2008, the Company issued 2,200,000 common shares for total proceeds of $50,000.

On November 30, 2008, the Company had no warrants or options outstanding.

Note 5 – Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset.  Accordingly, a valuation allowance equal to the gross deferred tax asset has been recorded.  The total gross deferred tax asset is $3,000, which is calculated by multiplying a 22% estimated tax rate by the cumulative NOL of $13,639.  The net deferred tax asset, taking into consideration the valuation allowance, is $-0-.

Note 6 – Related Party Transaction

As at November 30, 2008, there is a balance owing to a stockholder of the Company in the amount of $100.

The sole officer and director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities that become available.  He may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

MAYETOK INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2008
Note 7 – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has no established source of revenue.  This raises substantial doubt about the Company’s ability to continue as a going concern.  Without realization of additional capital, it would be unlikely for the Company to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.

The Company’s activities to date have been supported by equity financing.  It has sustained losses in all previous reporting periods with an inception to date loss of $13,639 as of November 30, 2008.  Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan.

Note 8 – Recent Accounting Pronouncements

Below is a listing of recently issued accounting standards. The adoption of these and other new statements is not expected to have a material effect on the Company’s current financial position, results or operations, or cash flows.

Statement No. 150 - Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (Issued 5/03)

This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

Statement No. 151- Inventory Costs-an amendment of ARB No. 43, Chapter 4 (Issued 11/04)

This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage).  Paragraph 5 of ARB 43, Chapter 4, previously stated that “…under some circumstances, items such as idle facility expense, excessive spoilage, double freight and re-handling costs may be so abnormal ass to require treatment as current period charges….”  This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.”  In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.

Statement No. 152 - Accounting for Real Estate Time-Sharing Transactions (an amendment of FASB Statements No. 66 and 67)

This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions.

This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, states that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions.  The accounting for those operations and costs is subject to the guidance in SOP 04-2.

Statement No. 153- Exchanges of Non-monetary Assets (an amendment of APB Opinion No. 29)

The guidance in APB Opinion No. 29, Accounting for Non-monetary Transactions, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged.  The guidance in that Opinion, however, includes certain exceptions to the principle.  This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assts and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance.  A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.

MAYETOK INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2008

Statement No. 154 – Accounting Changes and Error Corrections (a replacement of APB Opinion No. 20 and FASB statement No. 3)

This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

SFAS No. 155 Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140

This statement amends FASB Statements No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.  This statement resolves issues addressed in Statement 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.  This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006.

SFAS No. 156 Accounting for Servicing of Financial Assets-an amendment of FASB Statement No. 140

This statement amends FASB Statement No. 140 with respect to the accounting for separately recognized servicing liabilities.  An entity should adopt this statement as of the beginning of its first fiscal year that begins after September 15, 2006.

SFAS No. 157 Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. This statement is effective for the Company beginning May 1, 2008.

SFAS No. 158 Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans-an amendment of FASB Statements No. 87, 88, 106, and 132(R))

This statement improves the financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liabilities in its statement of financial positions and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity.  This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions.

SFAS No. 159 The Fair Value Option for Financial Assets and Financial Liabilities-Including an amendment of FASB Statement No. 115

This statement permits entities to choose to measure many financial instruments and certain items at fair value.  The objective is to improve the financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  This statement is expected to expand the use of fair value measurement objectives for accounting for financial instruments.  This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.

MAYETOK INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2008

SFAS No. 160 Non-controlling Interest in Consolidated Financial Statements-an amendment of ARB No. 51

This statement amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary.    It also changes the way the consolidated income statement is presented for non-controlling interest. This statement improves comparability by eliminating diversity of methods.  This statement also requires expanded disclosure.

SFAS No. 161

This statement is intended to enhance the disclosure requirements for derivative instruments and hedging activities as required by SFAS 133.

SFAS No. 162

This statement indentifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements for entities that are presented in conformity with generally accepted accounting principles in the United States, (the GAAP hierarchy).

FIN No. 48

In June 2006, the FASB issued Interpretation No. 48 (“FIN No. 48”), Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. The Interpretation provides a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Under FIN No. 48, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. FIN No. 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN No. 48 is effective for the Company beginning July 1, 2007.

In June 2006, the FASB ratified the Emerging Issues Task Force (“EITF”) consensus on EITF Issue No. 06-2, “Accounting for Sabbatical Leave and Other Similar Benefits Pursuant to FASB Statement No. 43.” EITF Issue No. 06-2 requires companies to accrue the costs of compensated absences under a sabbatical or similar benefit arrangement over the requisite service period. EITF Issue No. 06-2 is effective for us beginning July 1, 2007. The cumulative effect of the application of this consensus on prior period results should be recognized through a cumulative-effect adjustment to retained earnings as of the beginning of the year of adoption. Elective retrospective application is also permitted.

Staff Accounting Bulletin (“SAB”) No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Current Year Misstatements. SAB No. 108 requires companies to quantify misstatements using both a balance sheet (iron curtain) and an income statement (rollover) approach to evaluate whether either approach results in an error that is material in light of relevant quantitative and qualitative factors, and provides for a one-time cumulative effect transition adjustment. SAB No. 108.

The FASB has replaced SFAS No. 141 with a new statement on Business Combinations that changes the way that minority interest is recorded and modified as a parent’s interest in a subsidiary changes.

Until July 2, 2009, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to give you different information. This prospectus does not constitute an offer to sell nor are they seeking an offer to buy the securities referred to in this prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus and the documents incorporated by reference are correct only as of the date shown on the cover page of these documents, regardless of the time of the delivery of these documents or any sale of the securities referred to in this prospectus.

MAYETOK, INC.

700,000
 Shares
 of
 Common Stock

PROSPECTUS

April 3, 2009